UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2020

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue

San Jose, California 95138

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (669) 275-2251

Graf Industrial Corp.
118 Vintage Park Blvd., Suite W-22
Houston, Texas 77070
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 29, 2020, Graf Industrial Corp., a Delaware corporation (“Graf” or “the Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 12,711,926 (72.44%) of Graf’s issued and outstanding shares of common stock held of record as of September 14, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. Graf’s stockholders voted on the following proposals at the Special Meeting, each of which was approved and described in more detail in Graf’s definitive proxy statement filed with the Securities and Exchange Commission on September 14, 2020. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To approve and adopt the Agreement and Plan of Merger, dated as of July 2, 2020 (as amended and clarified on August 20, 2020 and as it may be further amended and/or restated from time to time, the “Merger Agreement”) by and among Graf, its wholly owned subsidiary VL Merger Sub Inc. (“Merger Sub”), and Velodyne Lidar, Inc. (“Velodyne”), and approve the transactions contemplated thereby (the “Business Combination”), including the merger of Merger Sub with and into Velodyne, with Velodyne surviving the merger as a wholly owned subsidiary of Graf, and the issuance of common stock to Velodyne equity holders as merger consideration. The Business Combination Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,703,932	2,284	5,710	0

2.	The Nasdaq Stock Issuance Proposal. To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (the “Nasdaq”), the issuance of more than 20% of Graf’s outstanding common stock in connection with the Business Combination and the subscription agreements, dated as of July 2, 2020, with certain institutional investors (the “PIPE Investors”) pursuant to which Graf agreed to issue and sell an aggregate of 15,000,000 shares of Graf common stock to such PIPE Investors, including Graf Acquisition LLC, which subscribed for 950,000 shares of common stock, and up to 150,453,811 shares of Graf common stock to Velodyne equity holders. The Nasdaq Stock Issuance Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,688,716	8,896	14,314	0

3.	The Charter Amendment Proposal. To approve and adopt the proposed Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”). The Charter Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,685,931	2,548	23,447	0

4.	The Governance Proposal. To approve and adopt, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements as four separate sub-proposals:

A.	To amend the certificate of incorporation of Graf (the “Graf Certificate of Incorporation”) to require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the Amended and Restated Certificate of Incorporation which address: the Company’s classified board structure (Article FIFTH), limitation on personal liability for a director’s breach of fiduciary duty (Article SEVENTH), ability to indemnify, and advance expenses to, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Company (Article EIGHTH), requirement that stockholders take action at a meeting rather than by written consent (Article NINTH), requirement that special meetings be called only by the board, board chairman or the chief executive officer (Article TENTH), requirements relating to the amendment of the Company’s Bylaws (Article TWELFTH), the forum selection provisions in Article THIRTEENTH, specification that certain transactions are not “corporate opportunities” (Article FOURTEENTH) and election not to be governed by DGCL Section 203 and inclusion of a provision substantially similar to DGCL 203 (Article FIFTEENTH). This sub-proposal was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,399,135	286,526	26,265	0

B.

To amend the Graf Certificate of Incorporation to cause the post-combination company to not be governed by Section 203 of the DGCL and, instead, include a provision in the Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes David S. Hall and his respective successors, affiliates and associates from the definition of “interested stockholder.” This sub-proposal was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,259,022	764,034	688,870	0

C.

To amend the Graf Certificate of Incorporation to increase the total number of authorized shares of common stock to 2,250,000,000 shares and increase the total number of authorized shares of preferred stock to 25,000,000 shares. This sub-proposal was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,224,848	1,446,488	40,590	0

D.

To amend the Graf Certificate of Incorporation to provide that the post-combination company renounces any interest or expectancy in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of Graf who is not an employee of Graf or any of its subsidiaries (collectively, “Covered Persons”) unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of Graf. This sub-proposal was approved. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,746,122	928,907	36,897	0

5.

The Incentive Plan Proposal. To approve, the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan. The Incentive Plan Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,656,818	15,143	39,965	0

6.	The ESPP Proposal. To approve, the Velodyne Lidar, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP. The ESPP Proposal was approved. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,019,911	652,419	39,596	0

Item 7.01	Regulation FD Disclosure.

On September 29, 2020, Graf and Velodyne jointly issued a press release announcing that they have closed their previously announced business combination. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 29, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Velodyne Lidar, Inc.

	By:	/s/ Anand Gopalan
Dated: September 29, 2020		Name: Dr. Anand Gopalan
Title: Chief Executive Officer